Exhibit 99.1

Tyler J. Anderson, ISB No. 6632

MOFFATT, THOMAS, BARRETT, ROCK  &

        FIELDS, CHARTERED

101 S. Capitol Blvd., 10th Floor

Post Office Box 829

Boise, Idaho  83701

Telephone  (208) 345-2000

Facsimile  (208) 385-5384

tya@moffatt.com

26687.0000

Attorneys for Defendant/Counterclaimant

IN THE DISTRICT COURT OF THE FOURTH JUDICIAL DISTRICT

OF THE STATE OF IDAHO, IN AND FOR THE COUNTY OF ADA

IDAHO STATE GOLD COMPANY II, LLC, an Idaho limited liability company, Plaintiff/Counterdefendant, vs. SOUTH MOUNTAIN MINES, INC., an Idaho corporation, Defendant/Counterclaimant.	Case No. CV OC 1510506 DEFENDANT’S MOTION FOR PARTIAL SUMMARY JUDGMENT

COMES NOW the defendant South Mountain Mines, Inc., ( “Defendant”) by and through its counsel of record, Moffatt, Thomas, Barrett, Rock & Fields, Chtd., and pursuant to Idaho Rule of Civil Procedure 56 and other applicable law, hereby files its Motion for Partial Summary Judgment (“Motion”) against Plaintiff Idaho State Gold Company II, LLC (“ISGC II” or “Plaintiff”). Specifically, by this Motion, Defendant requests that the Court enter an order:

DEFENDANT’S MOTION FOR PARTIAL SUMMARY JUDGMENT – 1

1. Dismissing Plaintiff’s claim that ISGC II maintains an interest in equity for the vesting of Units in OGT;

2. Dismissing Plaintiff’s claim that ISGC II is entitled to a Declaration of equity that it is entitled to vesting of Units in OGT; and

3. Dismissing Plaintiff’s claim that it would be inequitable for OGT to keep contributions to OGT without payment to Plaintiff.

This motion is made and based upon the memorandum filed herewith and the record already before this Court.

DATED this 25th day of October, 2016.

MOFFATT, THOMAS, BARRETT, ROCK &

FIELDS, CHARTERED

By  /s/ Tyler J. Anderson

Tyler J. Anderson – Of the Firm

Attorneys for Defendant/Counterclaimant

DEFENDANT’S MOTION FOR PARTIAL SUMMARY JUDGMENT – 2

CERTIFICATE OF SERVICE

I HEREBY CERTIFY that on this 25th day of October, 2016, I caused a true and correct copy of the foregoing DEFENDANT’S MOTION FOR PARTIAL SUMMARY JUDGMENT to be served by the method indicated below, and addressed to the following:

Eric B. Swartz JONES & SWARTZ, PLLC 623 W. Hays St. Boise, ID 83702-5512 Facsimile (208) 489-8988 Attorneys for Plaintiff/Counterdefendant	( ) U.S. Mail, Postage Prepaid ( ) Hand Delivered ( ) Overnight Mail (X) Facsimile /s/ Tyler J. Anderson Tyler J. Anderson

DEFENDANT’S MOTION FOR PARTIAL SUMMARY JUDGMENT – 3